SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant    [ X ]

Filed by a Party other than the Registrant      [  ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement
[   ]    Confidential, For use of the
         Commission Only (as permitted
         by Rule 14a-6(e)(2)
[ X ]    Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             COMPUCOM SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid

[  ]   Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                [GRAPHIC OMITTED]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               -- May 13, 1999 --


Dear CompuCom Stockholder:

The 1999 annual meeting of stockholders of CompuCom Systems, Inc. will be held on Thursday, May 13, 1999, at CompuCom's principal executive offices at 7171 Forest Lane, Dallas, Texas 75230 at 2:00 p.m. local time.

Only stockholders who owned stock at the close of business on March 25, 1999, can vote at this meeting or any adjournments that may take place. At the meeting, we will elect 11 directors, vote on a proposal to amend CompuCom's 1993 Stock Option Plan in order to increase the number of shares authorized for issuance, and attend to any other business properly presented at the meeting. We also will report on CompuCom's 1998 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments and meet our management team.

CompuCom's board of directors is a vital resource. No matter how many shares you hold, CompuCom considers your vote important, and we encourage you to vote as soon as possible.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy and mail it promptly in the enclosed envelope.

We have rewritten and reformatted our proxy statement to make it easier to read. We encourage you to read this document and we welcome your comments on the new format.

This proxy statement, accompanying proxy card, and 1998 annual report are being mailed to stockholders beginning April 13, 1999, in connection with the solicitation of proxies by the board of directors.

Please contact M. Lazane Smith, senior vice president and chief financial officer, at (972) 856-3600 with any questions or concerns.

Sincerely,

/s/ Edward R. Anderson                               /s/ James A. Ounsworth
---------------------------                          ------------------------
Edward R. Anderson                                   James A. Ounsworth
Chief Executive Officer                              Secretary

April 13, 1999

--------------------------------------------------------------------------------
                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------


Q:   Who is entitled to vote?
A: Stockholders of record as of the close of business on March 25, 1999, may vote at the annual meeting.

Q:   How many shares can vote?
A: On March 25, 1999, there were 47,634,950 common shares and 1,500,000 shares series B preferred shares issued and outstanding. In the election of directors, each series B preferred share may cast five votes for each common share into which a preferred share may be converted. Each series B preferred share is convertible into 1.477104 common shares. Every common stockholder may cast one vote for each share owned.

Q:   What may I vote on?
A: You may vote on the election of 11 directors who have been nominated to serve on our board of directors and on the adoption of an amendment to our 1993 Stock Option Plan to increase the number of shares authorized for issuance.

Q:   How does the board recommend I vote on the proposal?
A: The board recommends a vote FOR each board nominee, and FOR the amendment to the 1993 Plan.

Q:   How do I vote?
A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided.

     If you sign your proxy card but do not mark any boxes showing how you wish to vote, Edward R. Anderson and M. Lazane Smith will vote your shares as recommended by the board of directors.

Q:   What if I hold my CompuCom shares in a brokerage account?
A: If you hold your CompuCom shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing how to vote your shares. This form will, in most cases, offer you three ways to vote:

     1. by telephone,
     2. via the Internet, or
     3. by returning the form to your broker.

Q:   What if I want to change my vote?

A: You may change your vote at any time before the meeting in any of the following three ways:

     1. notifying our chief financial officer, M. Lazane Smith, in writing,
     2. voting in person at the meeting, or
     3. submitting a proxy card with a later date.

     If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q:   How will directors be elected?
A: The 11 nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

-------------------------------------------------------------------------------
                         QUESTIONS AND ANSWERS (cont'd.)
-------------------------------------------------------------------------------



Q:   What vote is required to adopt the amendment to the 1993 Plan?
A: To approve the amendment to the plan, a quorum must be present and voting, and a majority of the votes cast must be in favor of the amendment.

Q:   Who will count the votes?
A: A representative of CompuCom will count the votes and act as the judge of election.

Q:   What does it mean if I get more than one proxy card?
A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent at:

         ChaseMellon Shareholder Services
         85 Challenger Road
         Ridgefield Park, NJ 07660
         (toll-free telephone 800-851-9677)

     If you provide ChaseMellon with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier for ChaseMellon to combine your accounts.

     You also can find information on transferring shares and other useful stockholder information on their website at www.chasemellon.com.

Q:   What is a quorum?
A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:   What if I abstain or fail to give instructions to my broker?
A: If you submit a properly executed proxy, your shares will be counted as part of the quorum even if you abstain from voting or withhold your vote for a particular director.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers or other nominees may vote those shares on matters deemed routine such as the election of directors. Approval of the Amendment to the 1993 Stock Option Plan is considered a non-routine matter, therefore, banks, brokers or other nominees will not be able to vote on that proposal without instructions from the stockholder. This will result in a "broker non-vote" on that matter equal to the number of shares for which they do not receive specific voting instructions.

     Broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is treated the same as an abstention.

Q:   Who can attend the meeting?
A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:   Are there any expenses associated with collecting the stockholder votes?
A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.

-------------------------------------------------------------------------------
                         QUESTIONS AND ANSWERS (cont'd.)
-------------------------------------------------------------------------------


Q:   What is a stockholder proposal?
A: A stockholder proposal is your recommendation or requirement that CompuCom or our board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under the proxy rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   Can anyone submit a stockholder proposal?
A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of our common stock for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

Q: If I wish to submit a stockholder proposal for the annual meeting in 2000, what action must I take?
A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2000, you must submit the proposal, in writing, so that we receive it no later than December 9, 1999. The proposal must meet the requirements established by the SEC. Send your proposal to:

         M. Lazane Smith, Senior Vice
         President and Chief Financial Officer
         CompuCom Systems, Inc.
         7171 Forest Lane
         Dallas, TX 75230

     As to any proposal presented by a stockholder at the annual meeting that has not been included in this proxy statement, management proxies will be allowed to use their discretionary voting authority unless we receive notice of such proposal no later than February 22, 2000.

Q:   Who are CompuCom's largest stockholders?

A: Safeguard Scientifics, Inc. beneficially owns 55.6%, Mr. Anderson beneficially owns 2.6%, Mr. Lynch owns 1.1%, Mr. Brown beneficially owns 1.7%, and other directors and executive officers, as a group, beneficially own 6.9% of CompuCom common stock. T. Rowe Price Associates, Inc. beneficially owns 5.5% of our stock.

--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
                              Item 1 on Proxy Card
--------------------------------------------------------------------------------


Directors are elected annually and serve a one-year term. There are 11 nominees for election this year. The eleven nominees are currently serving as directors. Each nominee, if elected, has consented to serve until the next annual meeting or until his successor is elected and qualified. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

The board recommends a vote FOR each nominee. The 11 nominees who receive the highest number of affirmative votes will be elected as directors.

--------------------------------------------------------------------------------
EDWARD R. ANDERSON                                           Director since 1993
Age 52

Mr. Anderson has served as president and chief executive officer of CompuCom since January 1994. Mr. Anderson is a director of M/A/R/C and Diamond Technology Partners Incorporated.

--------------------------------------------------------------------------------
MICHAEL J. EMMI                                              Director since 1994
Age 57

Mr. Emmi has been chairman of the board, president and chief executive officer of Systems & Computer Technology Corporation, a provider of computer software and services, since May 1985. Mr. Emmi is a director of Safeguard Scientifics, Inc. and National Media Corporation.

--------------------------------------------------------------------------------
RICHARD F. FORD                                              Director since 1991
Age 62

Mr. Ford is the managing general partner of GM Management Company Limited Partnership and Gateway Associates III, L. P., venture capital management companies. Mr. Ford is a director of Stifel Financial Corporation, D&K Healthcare Resources, Inc. and TALX, Inc.

--------------------------------------------------------------------------------
DELBERT W. JOHNSON                                           Director since 1995
Age 60

Mr. Johnson has been a vice president of Safeguard Scientifics, Inc., a company that develops and operates rapidly growing information technology businesses, since 1980. Mr. Johnson served as the president and chief executive officer of Pioneer Metal Finishing, a division of Safeguard, from 1978 until October 1994, and as chairman of the board and chief executive officer until October 1997. Mr. Johnson is a director of Safeguard Scientifics, Inc., Ault, Inc., US Bancorp and Tennant Company, Inc. Mr. Johnson is the brother of Jerry Johnson, a Safeguard executive officer.

--------------------------------------------------------------------------------
                         ELECTION OF DIRECTORS (cont'd.)
                              Item 1 on Proxy Card
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
JOHN D. LOEWENBERG                                           Director since 1995
Age 58

Mr. Loewenberg is the managing partner of JDL Enterprises, a consulting firm. From May 1995 through March 1996, Mr. Loewenberg served as executive vice president and chief administrative officer of Connecticut Mutual, a life insurance company. Prior to joining Connecticut Mutual, Mr. Loewenberg served as senior vice president of Aetna Life and Casualty, a multi-line insurer, from March 1989 to May 1995. For the first five years, he was chief executive officer of Aetna Information Technology, the information systems company of Aetna. Subsequently, he became senior vice president of Aetna Health Plans, the managed care operations of Aetna. Mr. Loewenberg is a director of Sanchez Computer Associates, Inc., Diamond Technology Partners Incorporated, DocuCorp International, Inc. and Sherwood International, a United Kingdom company.

--------------------------------------------------------------------------------
THOMAS C. LYNCH                                              Director since 1998
Age  56

Prior to his appointment in October 1998 as executive vice president and chief operating officer of CompuCom, Mr. Lynch had been a senior vice president of Safeguard Scientifics, Inc., a position he held from November 1995. Mr. Lynch retired from the U.S. Navy as an Admiral after 31 years of service, including serving as superintendent of the U.S. Naval Academy from 1991 through 1994 and director of the Navy Staff from 1994 through 1995. Mr. Lynch currently serves as a director of The Eastern Technology Council and a trustee of the U.S. Naval Academy Foundation. Mr. Lynch is a director of OAO Technology Solutions, Inc.

--------------------------------------------------------------------------------
JOHN C. MAXWELL, III                                         Director since 1997
Age 40

Mr. Maxwell is managing director of Commercial Electronics, LLC, a venture capital fund. From January 1996 to November 1997, Mr. Maxwell served as vice president of business development and market research for the Advanced Technology and Corporate Development Group of Compaq Computer Corporation. Prior to joining Compaq, from June 1990 to January 1996, Mr. Maxwell served as managing director of Soundview Financial Group.

--------------------------------------------------------------------------------
WARREN V. MUSSER                                             Director since 1984
Age 72

Since May 1998, Mr. Musser has served as chairman of the board of CompuCom, and since 1953, he has served as the chief executive officer of Safeguard Scientifics, Inc. He is chairman of the boards of Safeguard Scientifics, Inc. and Cambridge Technology Partners (Massachusetts), Inc., a director of DocuCorp International, Inc., National Media Corporation and Sanchez Computer Associates, Inc., and a trustee of Brandywine Realty Trust. Mr. Musser also serves on a variety of civic, educational and charitable boards of directors and serves as vice president/development, Cradle of Liberty Council, Boy Scouts of America, as vice chairman of The Eastern Technology Council, and as chairman of the Pennsylvania Partnership on Economic Education.

--------------------------------------------------------------------------------
                         ELECTION OF DIRECTORS (cont'd.)
                              Item 1 on Proxy Card
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ANTHONY J. PAONI                                             Director since 1999
Age 54

Mr. Paoni is a clinical professor of information technology at the Kellogg Graduate School of Management. Before 1996, Mr. Paoni spent 28 years in the information technology industry, most recently as the chief executive officer of Eolas, Inc., an Internet software company. Mr. Paoni manages the Kellogg Technology Speaker Series and acts as a consultant to several companies including IBM, Xerox, the American Medical Association and Phillips Petroleum Company. Mr. Paoni is a strategic advisor to the US Navy for the CVX nuclear carrier program and a director of US Freightways Corporation.

--------------------------------------------------------------------------------
EDWARD N. PATRONE                                            Director since 1991
Age 64

Mr. Patrone is a business consultant and a director of Primesource Corporation, Bitwise, Inc. and Global Imaging, Inc.


--------------------------------------------------------------------------------
HARRY WALLAESA                                               Director since 1999
Age 48

Mr. Wallaesa became president and chief operating officer of Safeguard Scientifics, Inc. in March 1999. Before joining Safeguard, Mr. Wallaesa served as president and chief executive officer of aligne, Inc., a strategic technology management consulting firm which he co-founded in 1996. From 1985 through 1995, Mr. Wallaesa was the chief information officer and vice president of management information systems at Campbell Soup Company, a global manufacturer and marketer of high quality, branded convenience food products.

--------------------------------------------------------------------------------
                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

Meetings of the Board: The board of directors held four meetings in 1998. Each of the incumbent directors attended at least 75% of the total number of board and committee meetings of which they were members during the period in which they served as a director.

Annual and Meeting Attendance Fees: Directors who are executive officers of Safeguard or employees of CompuCom receive no additional compensation other than their normal salary for serving on the board or its committees.
Non-employee directors receive:

o    $1,000 monthly cash retainer
o    $750 for each board or committee meeting attended, and
o    reimbursement of out-of-pocket expenses.

Stock Options: Directors who are not executive officers of Safeguard or employees of CompuCom receive:

o a stock option to purchase 10,000 shares of CompuCom's common stock upon initial election to the board, and
o    service grants, upon the determination of the compensation committee.

Directors' options have a ten-year term and vest 25% each year starting on the first anniversary of the grant date. The exercise price is equal to the closing price of a share of CompuCom common stock on the grant date.

In October 1998, Messrs. Emmi, Ford, Johnson, Loewenberg, Maxwell and Patrone were each granted an option to purchase 10,000 shares at an exercise price of $3.1875 per share. In February 1999, Mr. Paoni received an initial option to purchase 10,000 shares at an exercise price of $4.375 per share.


--------------------------------------------------------------------------------
                        BOARD COMMITTEE MEMBERSHIP ROSTER
                              Item 1 on Proxy Card
--------------------------------------------------------------------------------


---------------------------------------- ------------------------ -------------------------- -----------------------
                                                  Audit                 Compensation               Executive
---------------------------------------- ------------------------ -------------------------- -----------------------
Meetings held in 1998                               4                         4                        3
---------------------------------------- ------------------------ -------------------------- -----------------------
Michael J. Emmi                                    x*
---------------------------------------- ------------------------ -------------------------- -----------------------
Richard F. Ford                                                               x*                       x*
---------------------------------------- ------------------------ -------------------------- -----------------------
Delbert W. Johnson                                 x
---------------------------------------- ------------------------ -------------------------- -----------------------
John D. Loewenberg                                 x
---------------------------------------- ------------------------ -------------------------- -----------------------
John C. Maxwell, III                                                          x
---------------------------------------- ------------------------ -------------------------- -----------------------
Warren V. Musser                                                              x                        x
---------------------------------------- ------------------------ -------------------------- -----------------------
Edward N. Patrone                                  x
---------------------------------------- ------------------------ -------------------------- -----------------------

* Chairperson

Audit: recommends our independent certified public accountants, discusses the scope and results of our audit with the independent certified public accountants, reviews with management and the independent certified public accountants our interim and year-end operating results, considers the adequacy of our internal accounting controls and audit procedures, and reviews the non-audit services to be performed by the independent certified public accountants.

Compensation: reviews and approves management's recommendations for compensation, including incentive compensation, for all of our officers, and administers our stock option plans and management incentive plan.


Executive: acts upon all matters with respect to the management of our business and affairs, except that its authority to authorize and approve investments, other than investments made in the normal course of business, is limited to investments of up to $5 million in the aggregate between board meetings.

--------------------------------------------------------------------------------
                  PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN
                              Item 2 on Proxy Card
--------------------------------------------------------------------------------

Background and Proposed Amendment

Our current stock option plan was adopted in 1993. Since less than 25,000 shares remain available for issuance under that plan, in March 1999, our board adopted, subject to stockholder approval, an amendment authorizing an additional 3,000,000 shares for issuance.

The board recommends a vote FOR approval of the amendment to the 1993 Plan. Approval of this amendment requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the amendment. If the stockholders do not approve the amendment, then the number of shares that may be issued under the 1993 Plan may not exceed 5,750,000 shares.

Purpose of the 1993 Plan

The 1993 Plan provides participants with an opportunity to receive grants of stock options - incentive stock options and non-qualified stock options - with an exercise price generally equal to or greater than the fair market value on the grant date.

We believe the plan encourages participants to contribute materially to our growth, thus benefiting our stockholders, and aligns the economic interests of the participants with those of our stockholders.

The plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act.

Shares Subject to the 1993 Plan

The 1993 Plan, as amended by this proposal, authorizes the issuance of 8,750,000 shares of CompuCom common stock. The maximum number of shares that may be granted to any individual during any calendar year is 2,500,000. Shares issued under the plan may be authorized but unissued shares or may be reacquired shares. If options granted under the plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, those shares will again be available for purposes of the plan.

No grants have been made and there are no current plans to authorize any specific grants under this amendment to the plan. The closing price of a share of our common stock on March 25, 1999, was $3.75 per share.

Administration of the 1993 Plan

The plan is administered by a compensation committee, which is currently composed of Messrs. Ford, Musser and Maxwell. Mr. Caldwell was a member of the committee until his resignation from the board in March 1999.

The committee has the authority to administer and interpret the plan. Specifically, it is authorized to:

o    determine the individuals to whom grants shall be made,
o    determine the type, size and terms of grants,
o determine the time when grants will be made and the duration of any applicable exercise period, including the criteria for exercisability and acceleration of exercisability,
o make factual determinations and adopt or amend appropriate rules, regulations, agreements and instruments for implementing the plan, and
o    deal with any other matter arising under the plan.

Eligibility for Participation and Grants

Those eligible to receive grants are employees (including officers and members of the board), non-employee directors and certain eligible independent contractors or advisors of CompuCom or any subsidiary. There are approximately 400 employees, 9 non-employee directors and no independent contractors or advisors currently eligible to receive grants.

Grants may be incentive stock options or nonqualified stock options. All grants are subject to the terms and conditions of the 1993 Plan.

All committee decisions are final and binding on all persons having any interests in the plan or in any grants made under the plan. The committee will execute its powers in the best interest of CompuCom, not as a fiduciary, and in keeping with the objectives of the plan. Decisions of the committee need not be uniform among participants.

Stock Options

Grant of Stock Options. The committee may grant options qualifying as incentive stock options to employees. The committee may grant nonqualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and nonqualified stock options.

Option Price. The option price is determined by the committee at the time of grant. To qualify as an incentive stock option, the exercise price may not be less than the fair market value of common stock on the date of grant. Also, the value (determined as of the grant date) of any incentive stock options held by a participant that become exercisable for the first time during any calendar year cannot exceed $100,000. If a grantee owns stock having more than 10% of the voting power of CompuCom or any parent or subsidiary, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of grant.

Term and Exercisability of Stock Options. The committee determines the term of stock options granted under the plan, although the term may not exceed 10 years. If a grantee owns stock having more than 10% of the voting power of CompuCom or any parent or subsidiary, the term of an incentive stock option may not exceed five years. The committee determines how stock options become exercisable and may accelerate vesting at any time for any reason.

Manner of Exercise of Stock Options. To exercise a stock option, a grantee must deliver a written exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid in any of the following ways:

o    in cash,

o by delivering shares of CompuCom common stock already owned by the participant having a fair market value equal to the exercise price,

o    in a combination of cash and shares, or

o any other method of payment as the committee may approve, including a "cashless exercise" of a stock option, effected by delivering a notice of exercise to CompuCom and a securities broker, with instructions to the broker to deliver to CompuCom out of the sale proceeds the amount necessary to pay the exercise price.

The committee may allow a grantee to elect to cash-out all or part of an option exercise by paying the grantee an amount, in cash or shares, equal to the difference between the exercise price and the fair market value of the shares on the date of the cash-out.

The committee may determine to grant a replacement option at the time of exercise for a number of shares up to the number of shares subject to the option being exercised. The terms of the replacement option are determined by the committee but the exercise price must be equal to the fair market value of a share on the date of exercise.

For a non-qualified stock option, we also are required to withhold taxes. If approved by the committee, the income tax withholding obligation may be satisfied by withholding shares of an equivalent market value. Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to CompuCom.

Termination of Stock Options as a Result of Termination of Employment, Disability or Death. Generally, vested stock options will remain exercisable for a period of time following termination of service as follows:

o one year following termination of service if an individual dies or is disabled, or
o    three months following termination of service for any other reason.

The committee, either at or after grant, may provide for different termination provisions. The committee may extend the exercise period for a non-qualified stock option after termination of service. Options which are not exercisable at termination of service are terminated as of that date.

If service is terminated for cause, the committee may terminate all stock options held by the participant at the date of termination. The committee may, upon refund of the exercise price, require the participant to forfeit all shares underlying any exercised portion of an option for which we have not yet delivered the share certificates. Termination for cause means a finding by the committee that the participant has:

o breached his or her employment contract, non-competition agreement or other obligation to CompuCom,
o been engaged in fraud, embezzlement, theft, commission of a felony or proven disloyalty in the course of his or her service, or
o    disclosed trade secrets or confidential information.

Transferability of Stock Options. Generally, only a participant may exercise rights under a stock option during his or her lifetime, and those rights may not be transferred except by will or by laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person's right to receive the stock option. The committee may nevertheless choose to provide with respect to non-qualified stock options that a participant may transfer those options to family members or other persons or entities.

Termination and Amendment of the 1993 Plan

The board may amend, abandon or terminate the plan at any time. The plan will, in any event, terminate on February 18, 2003. Grants made prior to termination will remain in effect after termination of the plan unless the participant consents or unless the committee revokes or amends a grant in accordance with the terms of the plan. The termination of the plan will not impair the power and authority of the committee with respect to outstanding grants.

Adjustments Provisions

The committee will adjust:

o    the number and kind of shares available for grants under the plan,
o    the number and kind of shares of outstanding grants, or
o    the purchase prices of outstanding options,

to appropriately reflect any of the following events:

o    a reorganization, recapitalization or change of shares,
o    a stock split, spin-off, stock dividend or reclassification,
o    a subdivision or combination of shares,
o    a merger, consolidation, rights offering, or
o    any other change in corporate structure or shares.

If any event should occur, each outstanding option shall be assumed by the surviving or successor corporation except if the committee should determine to terminate the option. In that case, the committee may allow the participant to exercise the vested portion of the option before the termination.

Federal Income Tax Consequences

The current federal income tax treatment of grants under the 1993 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

Incentive Stock Options. A participant will not recognize taxable income for the purpose of the regular income tax upon either the grant or exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Internal Revenue Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. We will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. We will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of a recognized gain, a tax deduction to CompuCom. If, however, the holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the participant's basis in the excess shares will equal the amount of cash paid by the participant upon the original exercise of the stock option, and the participant's holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

Non-qualified Stock Options. There are no federal income tax consequences to a participant or CompuCom upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, and we will be entitled to a corresponding federal income tax deduction.

If a participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon the exercise, will be includible in the gross income of the participant. The participant's basis in the excess shares will equal the sum of the cash paid by the participant upon the exercise of the stock option plus any amount included in the participant's gross income as a result of the exercise of the stock option.

The committee may permit the participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, in order to satisfy the federal income tax withholding, subject to certain restrictions described in the 1993 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the participant's income equal to the excess of the fair market value of the shares over the participant's basis in the shares.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the non-qualified stock options).

Tax Withholding. All grants under the 1993 Plan are subject to applicable tax withholding requirements. We shall have the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of common stock, we may require a participant to pay the amount of the taxes that we are required to withhold or may deduct the amount of the withholding taxes from other wages paid to the participant. If approved by the committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 1993 Plan are conditional upon the payment or arrangement for payment of any required withholding.

Section 162(m). Under section 162(m) of the Internal Revenue code, we may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated employees in any one year. Total remuneration may include amounts received upon the exercise of options granted under the 1993 Plan. An exception does exist, however, for "performance-based compensation."

--------------------------------------------------------------------------------
                STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                        and GREATER THAN 5% STOCKHOLDERS:
                              as of MARCH 25, 1999
--------------------------------------------------------------------------------


----------------------------------------- ---------------------- ---------------------- -------------------- --------------
                                           Shares Beneficially    Options Exercisable         Shares
                  Name                            Owned             Within 60 Days      Beneficially Owned    Percent of
                                                                                         Assuming Exercise      Shares
                                                                                            of Options
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Safeguard Scientifics, Inc.                          26,291,038                     0            26,291,038      55.6%
800 The Safeguard building
435 Devon Park Drive
Wayne, PA 19087
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
T. Rowe Price Associates, Inc.                        2,663,000                     0             2,663,000      5.5%
100 E. Pratt Street
Baltimore, MD 21202
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Edward R. Anderson                                    1,125,000               120,000             1,245,000      2.6%
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Michael J. Emmi                                               0                15,000                15,000        *
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Richard F. Ford                                          20,000                 5,000                25,000        *
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Delbert W. Johnson                                       24,500                 7,500                32,000        *
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
John D. Loewenberg                                        9,275                22,750                32,025        *
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Thomas C. Lynch                                         501,090                     0               501,090      1.1%
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
John C. Maxwell, III                                          0                 2,000                 2,000        *
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Warren V. Musser                                        462,447                     0               462,447      1.0%
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Edward N. Patrone                                             0                15,000                15,000        *
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Anthony J. Paoni                                          1,000                     0                 1,000        *
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Harry Wallaesa                                            1,757                     0                 1,757        *
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
M. Lazane Smith                                           7,042                58,000                65,042        *
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
William Barry                                             8,446               138,000               146,446        *
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Daniel Brown                                            332,479               482,858               815,337      1.7%
----------------------------------------- ---------------------- ---------------------- -------------------- --------------
Executive officers and directors as a
group (14 persons)                                    2,493,036               866,108             3,359,144      6.9%
----------------------------------------- ---------------------- ---------------------- -------------------- --------------

*    Less than 1% of CompuCom's outstanding shares of common stock

     Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except for the following shares:

     Safeguard Scientifics, Inc.      Includes 22,087,848 shares held by
                                      Safeguard Scientifics (Delaware), Inc.,
                                      654,200 shares held by Safeguard Delaware, Inc., and 1,333,333 shares held by CompuShop, Inc., wholly-owned subsidiaries of Safeguard Scientifics, Inc., and
                                      1,500,000 shares of series B preferred
                                      shares held by Safeguard Scientifics
                                      (Delaware), Inc. All of the shares
                                      beneficially owned by Safeguard have been pledged by Safeguard as collateral under its line of credit.

     T. Rowe Price Associates, Inc.   These securities are owned by various
                                      individual and institutional investors
                                      which T. Rowe Price, Inc. (Price
                                      Associates) serves as investment adviser with power to direct investments and/or sole power to vote securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price
                                      Associates is deemed to be a beneficial
                                      owner of such securities;

                                      however, Price Associates expressly
                                      disclaims that it is, in fact, the
                                      beneficial owner of such securities.

     Delbert W. Johnson               Includes 20,000 shares held in a Remainder
                                      Trust.

     John D. Loewenberg               Includes 9,275 shares held by his spouse.

     Thomas C. Lynch                  Includes 1,000 shares held by his spouse,
                                      of which Mr. Lynch disclaims
                                      beneficial ownership.

     Warren V. Musser                 Includes 25,564 shares held by a
                                      charitable foundation of which Mr. Musser is an officer and director, and 53,300 shares held by two trusts of which Mr.
                                      Musser is a co-trustee. Excludes
                                      26,291,038 shares beneficially owned by
                                      Safeguard, for which Mr. Musser serves as chairman of the board and chief executive officer. Mr. Musser disclaims beneficial ownership of the shares beneficially owned by the charitable foundation and
                                      Safeguard.




Shares Owned by Directors and Officers of Parent and Subsidiary Corporations:
Safeguard Scientifics, Inc., is the parent corporation of CompuCom. As of March 25, 1999, executive officers and directors of CompuCom beneficially owned the following percentage of the outstanding shares of Safeguard common stock:

         Mr. Musser        9.5%

all other officers and directors of CompuCom, as a group, beneficially own less than 1% of Safeguard stock.

ClientLink, Inc. is a majority owned subsidiary of CompuCom. As of March 25, 1999, executive officers and directors of CompuCom, as a group, beneficially owned less than 1% of the outstanding shares of ClientLink.

Section 16(a) Beneficial Ownership Reporting Compliance: The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership by our directors and executive officers. To the best of our knowledge, the only late filing during 1998 was a Form 4 by Delbert W. Johnson.

--------------------------------------------------------------------------------
                             STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following graph compares the cumulative total return on our common stock for the period from December 31, 1993, through December 31, 1998, with the cumulative total return on the Nasdaq Index and the peer group index for the same period.


                         1993        1994        1995        1996        1997        1998
CompuCom                  100          77         234         265         203          86
NASDAQ                    100          98         138         170         209         293
Peer Group                100          65          84         113         100          94


1. The peer group consists of SIC Code 5045--Computer, Peripheral Equipment and Software Wholesalers, with a 50% weighting for each SIC Code.

2. We have historically reinvested earnings in the growth of our business and have not paid cash dividends on our common stock.

3.   Assumes an investment of $100 on December 31, 1993.

--------------------------------------------------------------------------------
                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION PHILOSOPHY

Our mission is to succeed in a highly competitive business and achieve maximum returns for our stockholders by:

o being the leader in providing IT infrastructure solutions to large enterprises based on a strategy of customer intimacy and operational efficiency.

Our philosophy is to align the compensation of senior management and other employees with that mission and the long-term interests of our stockholders. This philosophy also helps us to:

o attract and retain outstanding employees who can thrive in a competitive environment of continuous change,

o    promote among our employees the economic benefits of stock ownership, and

o motivate and reward employees who, by their hard work, loyalty and exceptional service, make contributions of special importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of:

o    base salary,
o    annual cash incentives, and
o    stock options.

Base Pay

Base pay is established initially on a combination of factors, including a review of various published salary surveys, and certain subjective factors including experience and achievements of the individual and the level of responsibility assumed at CompuCom. Salary increases for 1998 were based on:

o    level of achievement of financial and strategic objectives,
o individual performance, and contributions to the achievement of our objectives.

Mr. Anderson's 1998 base pay. Effective January 1998, Mr. Anderson's base salary for 1998 was fixed at the same level as 1997.

Other highly compensated executives' 1998 base pay. Base pay was determined by considering the factors discussed above and individual performance.

Annual Cash Incentives

Annual cash incentives are intended to create an incentive for executives who significantly contribute to and influence our strategic plans and are responsible for our performance. Our primary objectives are to:

o focus executives' attention on areas such as profitability and asset management,
o    encourage teamwork, and
o tie executives' pay to corporate performance goals consistent with long-term performance goals of our stockholders.

Incentives are awarded based on the achievement of annual financial and/or strategic goals approved by the compensation committee at the beginning of the year, which goals may include target ranges of:

o    pretax earnings,
o    earnings per share,
o    return on equity,
o or some other objective measurement consistent with long-term goals of our stockholders.

The committee determines a range of potential incentive amounts for each executive, stated as a percentage of base salary, and based upon the executive's ability to impact our performance. Incentives are awarded at year-end based on the actual achievement level of the specified corporate goals compared to the target range of achievement. For 1998, the compensation committee determined that, based on CompuCom's performance, there would be no incentive awards.

Stock Options

Stock options are intended to align the interests of executives and key employees with the long-term interests of our stockholders and other investors and to encourage executives and key employees to remain in our employ. Grants are not made in every year, but are awarded subjectively based on the following factors including:

o    individual's level of responsibility,
o    amount and term of options already held by the individual,
o individual's contributions to the achievement of our financial and strategic objectives,
o    our achievement of financial and strategic objectives may include:
     o    developing strategic alliances,
     o    identifying and exploiting markets,
     o expanding existing market share and penetration, o expanding operating capabilities, and
     o improving net operating margins, productivity of sales representatives and return on equity.

1998 Stock Option Awards. The committee granted stock options during 1998 to all directors who are not employees of Safeguard or CompuCom, certain executives upon joining CompuCom and other executives and employees.

IRS Limits on Deductibility of Compensation.

The committee is aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the compensation tables that is not "performance based" as defined in section 162(m). The committee believes that annual levels of executive compensation that are not performance based are not likely to exceed one million dollars in the foreseeable future.

Submitted by the compensation committee:

Richard D. Ford, Chairman
Warren V. Musser
John C. Maxwell, III

--------------------------------------------------------------------------------
                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
--------------------------------------------------------------------------------

               1998 Annual Compensation for the Top Five Officers


----------------------------- ------- ---------------------------------------------------- --------------------- ---------------
                                                                                                Long-Term
                                                      Annual Compensation                      Compensation
                                      -------------------------------------------------    ---------------------
                                                                                                  Awards
                                                                                           ---------------------

                                                                                                Securities         All Other
                                                                           Other Annual         Underlying       Compensation
Name and Principal Position                                                Compensation      Options/SARS (#)        ($)(4)
                               Year    Salary ($)(1)     Bonus ($)(2)         ($)(3)
----------------------------- ------- ----------------- ---------------- ----------------- --------------------- ---------------

Edward R. Anderson,            1998   $     360,000     $     12,833            --                               $ 191,409
President and Chief
Executive Officer              1997         360,000          530,122            --               300,000            11,875

                               1996         310,000          360,907            --                  --               2,673
----------------------------- ------- ----------------- ---------------- ----------------- --------------------- ---------------

----------------------------- ------- ----------------- ---------------- ----------------- --------------------- ---------------
Thomas C. Lynch, Executive     1998   $      55,385     $          0            --               500,000         $ 100,000
Vice President and Chief
Operating Officer

----------------------------- ------- ----------------- ---------------- ----------------- --------------------- ---------------

----------------------------- ------- ----------------- ---------------- ----------------- --------------------- ---------------
M. Lazane Smith, Senior        1998   $     220,000     $      1,581            --               200,000         $   3,489
Vice President, Finance and
Chief Financial Officer(5)     1997         187,000          121,444                              50,000             2,375
----------------------------- ------- ----------------- ---------------- ----------------- --------------------- ---------------

----------------------------- ------- ----------------- ---------------- ----------------- --------------------- ---------------
Daniel F. Brown,               1998   $     337,800     $          0            --                               $ 235,700
Former Executive Vice
President, Sales (6)           1997         297,800          401,518            --               300,000            13,092

                               1996         290,000          306,368            --                  --               2,519

----------------------------- ------- ----------------- ---------------- ----------------- --------------------- ---------------

----------------------------- ------- ----------------- ---------------- ----------------- --------------------- ---------------
William Barry, Former          1998   $     220,000     $          0     $       56,925             --           $  11,895
Executive Vice President,
Chief Operating Officer(6)     1997         142,500          156,385                             320,000             2,375
----------------------------- ------- ----------------- ---------------- ----------------- --------------------- ---------------

Notes to Annual Compensation Table:

(1) Includes compensation that has been deferred by the top officers under defined contribution plan.

(2) With respect to Mr. Anderson and Ms. Smith, includes a portion of the deferred bonus from 1995. Approximately 9% of the bonus earned for 1995 was deferred. Of this deferred amount, 50% was paid in February 1997, 25% was paid in February 1998, and 25% was paid in 1999.

(3) Except for Mr. Barry, personal benefits do not exceed $50,000 or 10% of the total annual salary and bonus for any executive.

(4)  For 1998, all other compensation includes the following:



                                      Company Match          Life Insurance       Amounts Paid
         Name                         Defined Contribution   Premiums Paid        Pursuant to
                                      Plan                                        Employment
                                                                                  Arrangements
         ---------------------------- ---------------------- -------------------- --------------------
         Edward R. Anderson           $        3,423         $        12,986      $        175,000
         Thomas C. Lynch                           0                       0               100,000
         M. Lazane Smith                       3,489                       0                     0
         Daniel F. Brown                       3,326                  57,374               175,000
         William Barry                         2,500                   9,395                     0

(5) Ms. Smith has been an executive officer since February 1997, and Mr. Lynch served as senior vice president of Safeguard before joining CompuCom in October 1998.

(6) Mr. Brown served as executive vice president, sales and Mr. Barry served as executive vice president, chief operating officer, until their resignations in October 1998.

--------------------------------------------------------------------------------
                            1998 Stock Option Grants
--------------------------------------------------------------------------------

         The following table relates to options to acquire CompuCom common stock, unless otherwise noted in the footnotes.


--------------------------------------------------------------------------------------- --------------------------------
                                                                                          Potential Realizable Value
                                                                                          At Assumed Annual Rates Of
                                  Individual Grants                                        Stock Price Appreciation
                                                                                              For Option Term(1)
--------------------------------------------------------------------------------------- --------------------------------
                                            % of Total
                             Number of       Options/
                             Securities        SARS
                             Underlying     Granted To
                              Options/     Employees In    Exercise Or
                                SARs        Fiscal Year    Base Price     Expiration          5%              10%
          Name             Granted (#)(2)                   ($/Sh)(3)        Date             ($)             ($)
-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------
Edward R. Anderson                  0           --             --             --              --              --
-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------

-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------
Thomas C. Lynch               500,000           14.7%        $3.1875       10/22/08     $    1,002,301    $2,540,027
-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------

-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------
-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------
M. Lazane Smith                50,000         1.4673%        $6.6250        7/23/08     $       81,591    $  206,768
                              150,000         4.4018%         3.1875       10/22/08            427,420     1,083,167
-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------
-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------
Daniel Brown                        0           __             __             __              __               __
-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------

-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------
-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------
William Barry                       0           __             __             __              __               __
-------------------------- --------------- -------------- -------------- -------------- ---------------- ---------------


(1) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of future price growth of our stock. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(2) We granted an option to Mr. Lynch to acquire shares of common stock. The option vests 25% each year beginning on October 22, 1999, and has a ten-year term. Mr. Lynch may exercise the option at any time. If his employment is terminated, we may repurchase the unvested shares purchased by Mr. Lynch at the exercise price. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). the compensation committee may modify the terms of outstanding options, including acceleration of the exercise date.

(3) All options have an exercise price equal to or greater than the fair market value on the grant date of the shares subject to each option. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). The compensation committee, upon exercise of an option, may elect to pay an individual, in cash or in common stock, the difference between the exercise price and the fair market value on the exercise date. The compensation committee may modify the terms of outstanding options, including acceleration of the exercise date.

--------------------------------------------------------------------------------
          1998 Stock Option Exercises and Year-End Stock Option Values
--------------------------------------------------------------------------------


-------------------------- -------------- -------------- ------------------------------ ------------------------------
                                                             Number Of Securities           Value Of Unexercised
                                                            Underlying Unexercised        In-The-Money Options/SARs
                              Shares                             Options/SARs             At Fiscal Year-End ($)(1)
                            Acquired On                     At Fiscal Year-End (#)
                           Exercise (#)       Value                                       Exercisable Unexercisable
          Name                             Realized($)     Exercisable Unexercisable

-------------------------- -------------- -------------- ------------------------------ ------------------------------
-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
Edward R. Anderson             775,000    $   427,813         60,000        240,000                0              0

-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
Thomas C. Lynch                500,000    $    31,250              0              0                0              0

-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
M. Lazane Smith                      0         --             42,000        258,000            6,750         46,875

-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
William Barry                        0         --             74,000         66,000            5,000              0

-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------
Daniel F. Brown                      0         --            392,858        180,000          675,000              0

-------------------------- -------------- -------------- -------------- ---------------- -------------- --------------


(1) Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to an option. The year-end stock price used was $3.50 for each share of common stock.

Employment Contracts; Severance and Change-in-Control Arrangements

Edward Anderson entered into an employment agreement with CompuCom that provides for his employment as an executive officer through October 24, 1999, subject to annual renewals, at a minimum monthly salary of $30,000. The agreement entitles Mr. Anderson to a bonus of up to 120% of his base salary. In February 1999, CompuCom amended the agreement to delete payment of an additional bonus of $175,000 to Mr. Anderson on May 15, 1999 and, if the agreement is extended, on May 15, 2000. Instead, CompuCom paid $109,375 to Mr. Anderson covering the period of May through December 1998 and increased Mr. Anderson's salary, effective January 1999, by $175,000. CompuCom is required to purchase a renewable term life insurance policy in the amount of $1,000,000, payable to Mr. Anderson's designated beneficiary, and a comprehensive long-term disability insurance policy and provides Mr. Anderson with other standard benefits available to senior management. If his employment is terminated without cause, or if CompuCom demotes him or reduces his salary or benefits below the level described in his agreement, Mr. Anderson will be entitled to payment of his salary for the remaining term of the agreement. Mr. Anderson has agreed not to compete with CompuCom for two years after his voluntary termination of employment, and if his employment is terminated for any reason other than due cause, for the same period of time for which he receives compensation. Within 10 days of a change in control, all unvested stock options held by Mr. Anderson to purchase shares of CompuCom and ClientLink, Inc. will be vested. If he voluntarily leaves within six months of a change in control, he will be entitled to receive, in a lump sum payment, all payments due to him for the remainder of the agreement.

M. Lazane Smith entered into an employment agreement with CompuCom that provides for her employment as an executive officer through October 24, 1999, subject to annual renewals, at a minimum monthly salary of $16,666. The agreement entitles Ms. Smith to a bonus of up to 50% of her base salary. CompuCom is required to purchase a renewable term life insurance policy in the amount of $1,000,000, payable to Ms. Smith's designated beneficiary, and a comprehensive long-term disability insurance policy and provides Ms. Smith with other standard benefits available to senior management. If her employment is terminated without cause, or if CompuCom demotes her or reduces her salary or benefits below the level described in her agreement, Ms. Smith will be entitled to payment of her salary for the remaining term of the agreement. Ms. Smith has agreed not to compete with Compucom for two years after her voluntary termination of employment, and if her employment is terminated for any reason other than due cause, for the same period of time for which she receives compensation. Within 10 days of a change in control, all unvested stock options held by Ms. Smith to purchase shares of CompuCom or ClientLink, Inc. will be vested. if she voluntarily leaves within six months of a change in control, she will be entitled to receive, in a lump sum payment, all payments due to her for the remainder of the agreement.


In 1998, CompuCom accepted the resignations of Daniel F. Brown as executive vice president, sales, and William Barry as executive vice president and chief operating officer. CompuCom entered into a severance agreement providing for the continuation of Mr. Barry's 1998 base salary through November 1999, subject to certain conditions. The time to exercise his vested options was extended to the length of the severance period. The options will be treated as nonqualified stock options. Mr. Barry agreed not to compete with CompuCom and to be available as a consultant for the length of the severance period. The terms and conditions of Mr. Brown's severance arrangement are being finalized.


Relationships and Related Transactions with Management and Others

In 1994, Edward Anderson exercised an option to purchase 350,000 shares of CompuCom common stock and delivered to

CompuCom a full recourse promissory note in the amount of $1,181,250 in payment of the exercise price. Interest on the note accrues at the rate of 6% per annum and was initially payable on an annual basis. The note was replaced with a new note in February 1997 that extended the due date to February 1999. That note was amended in February 1999 to extend the due date to October 22, 2001, and to provide for payment of interest at maturity rather than on an annual basis. The highest outstanding balance during 1998 was $900,000, and the balance outstanding at February 28, 1999, was $900,000. The note is secured by a pledge of 266,667 shares of CompuCom common stock.

In October 1998, CompuCom loaned Edward Anderson the sum of $2,021,875, which provided Mr. Anderson with the funds to pay the cost of exercising his stock options to acquire 647,000 shares of stock in October 1998. The loan is evidenced by a full recourse promissory note which bears interest at the annual rate of 5.1% and is secured by a pledge of 647,000 shares of CompuCom common stock. The principal and interest will be payable on October 22, 2001.

In December 1998, CompuCom loaned Thomas Lynch the sum of $796,875 which provided Mr. Lynch with funds to pay the cost of exercising his stock options to acquire 500,000 shares of stock and to pay related taxes in October 1998. The loan is evidenced by a full recourse promissory note which bears interest at the annual rate of 4.33% and is secured by a pledge of 500,000 shares of CompuCom common stock. The principal and interest will be payable on December 31, 2001.

CompuCom pays Safeguard an administrative support services fee equal to 1/4 of 1% of net sales, up to a maximum of $600,000 annually, including reimbursement of certain out-of-pocket expenses incurred by Safeguard. The administrative support services include consultation regarding our general management, investor relations, financial management, certain legal services, insurance programs administration, and tax research and planning, but does not cover extraordinary services or services that are contracted out. The agreement is subject to termination by Safeguard or CompuCom upon notice 90 days prior to the end of any fiscal year. CompuCom paid $600,000 during 1998 for these services.

Independent Public Accountants

Since 1987, we have retained KPMG LLP as our independent public accountants, and we intend to retain KPMG LLP for the current year ending December 31, 1999. Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity at the meeting to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                              AMENDED AND RESTATED
                             COMPUCOM SYSTEMS, INC.
                             1993 STOCK OPTION PLAN

         1. Purpose. The purpose of this Stock Option Plan (the "Plan") is to provide additional incentive, in the form of stock options which may be either incentive stock options or non-qualified stock options, to employees, (including employees who are also officers or directors), non-employee directors and Eligible Independent Contractors (as hereinafter defined) of CompuCom Systems, Inc., a Delaware corporation (the "Corporation"), and its subsidiaries whose judgment, initiative and efforts contribute significantly to the successful operation of the Corporation's business, and to increase their proprietary interest in the success of the enterprise to the benefit of the Corporation and its stockholders.

         2. Definitions. When used in this Plan, unless the context otherwise requires:

         (a) "Board" shall mean the Board of Directors of the Corporation.

         (b) "Cause" shall mean, except to the extent otherwise specified by the Committee, a finding by the Committee that the Optionee has breached his or her employment or service contract, non-competition agreement or other obligation with the Corporation, or has been engaged in disloyalty to the Corporation, including without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Corporation to persons not entitled to receive such information.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         (d) "Committee" shall mean the Committee designated by the Board to administer the Plan.

         (e) "Eligible Independent Contractor" shall mean an independent consultant or advisor hired by the Corporation to provide bona fide services for the Corporation that are not in connection with the offer or sale of securities in a capital-raising transaction.

         (f) "Employed by the Corporation" shall mean employment as an employee or Eligible Independent Contractor or member of the Board so that for purposes of exercising Stock Options, an Optionee shall not be considered to have terminated employment until the Optionee ceases to be an employee, Eligible

Independent Contractor or member of the Board; provided, however, that the Committee may determine otherwise as may be specified in an individual Optionee's Grant Letter.

         (g) "ISO" shall mean a stock option which, at the time such option is granted, qualifies as an incentive stock option, as defined in Section 422 of the Code.

         (h) "NQSO" shall mean a stock option which, at the time such option is granted, does not qualify as an ISO as defined in the Code.

         (i) "Optionee" shall mean an employee, non-employee director or Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

         (j) "Options" shall mean all ISOs and NQSOs which from time to time may be granted under this Plan.

         (k) "Share" shall mean a share of the common stock, $.01 par value, of the Corporation.

         (l) "Parent" shall mean any corporate parent of the Corporation, as defined in Section 424(e) of the Code.

         (m) "Plan" shall mean the CompuCom Systems, Inc. 1993 Stock Option Plan, as amended from time to time.

         (n) "Subsidiary" shall mean any corporate subsidiary of the Corporation, as defined in Section 424(f) of the Code.

         3. Administration. The Plan shall be administered by a Committee of the Board of Directors, which shall consist of not less than two members of the Board of the Corporation, who shall be appointed by, and shall serve at the pleasure of, the Board. Each member of such Committee, while serving as such, shall be deemed to be acting in his capacity as a director of the Corporation.

         The Committee shall have full authority, subject to the terms of the Plan, to select the persons to whom ISOs or NQSOs may be granted under the Plan, to grant Options on behalf of the Corporation, and to set the number of Shares to be covered by such Options, the times and dates at which such Options shall be granted and exercisable and the other terms of such Options. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Corporation, its stockholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Corporation's by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any by-law, agreement, vote of the stockholders or directors, or otherwise.

         4. Eligibility. The class of persons who shall be eligible to receive Options under the Plan shall be the employees (including any employees who are also officers or directors ), non-employee directors and Eligible Independent Contractors of the Corporation or of any Subsidiary. More than one Option may be granted to an Optionee under the Plan.

         The Committee may require that the exercise of the Option shall be subject to the satisfaction of conditions relating to the Optionee's position and duties with the Corporation and the performance thereof.

         5. Amount of Stock. The stock to be offered for purchase pursuant to Options granted under this Plan shall be treasury or authorized but unissued Shares, and the total number of such Shares which may be issued pursuant to Options under this Plan shall not exceed 8,750,000 Shares, subject to adjustment as provided in Section 16 hereof. The maximum aggregate number of shares of Stock that shall be subject to Options granted under the Plan to any Optionee shall not exceed 2,500,000. If any unexercised Options are exchanged for new Options, lapse or terminate for any reason, the Shares covered thereby may again be optioned.

         6. Stock Option Agreement. Each Option granted under this Plan shall be evidenced by an appropriate stock option agreement ("Agreement"), which Agreement shall expressly specify whether such Option is an ISO or NQSO and shall be executed by the Corporation and by the Optionee. The Agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee. Such terms and provisions may vary between Optionees or as to the same Optionee to whom more than one Option may be granted.

         7. Option Price. The exercise price under each Option granted hereunder shall be determined by the Committee in its discretion, provided, however, that the exercise price of an ISO shall in no event be less than an amount equal to the fair market value of the Shares subject to the ISO on the date of grant.

         8. Ten Percent Stockholders. If an Optionee owns more than ten percent of the total combined voting power of all shares of stock of the Corporation or of a Parent or Subsidiary at the time an ISO is granted to him, the Option price for the ISO shall be not less than 110% of the fair market value of the Shares subject to the ISO on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this Section 8 shall not apply to the grant of NQSOs.

         9. Term and Exercise of Option.

         (a) Term. Each Option shall expire on such date as may be determined by the Committee with respect to such Option, but in no event shall any Option expire more than ten years from the date it is granted. The date on which an Option shall be granted shall be the date of the Committee's authorization of the Option or such later date as may be determined by the Committee at the time the Option is authorized.

         (b) Exercise. Options shall be exercisable in such installments and on such dates, and/or upon the occurrence of such events, as the Committee may specify. The Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable. Except as provided in Section 11, no Option shall be exercised unless at the time of such exercise the Optionee is then employed by the Corporation or any Subsidiary. Exercisable Options may be exercised, in whole or in part, from time to time, by giving written notice of exercise to the Corporation at its principal office, specifying the number of Shares to be purchased and accompanied by payment in full of the aggregate Option price for such Shares. Only full Shares shall be issued under the Plan, and any fractional Share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

         (c) Payment of Option Price. The Option price shall be payable (i) in cash or its equivalent; (ii) in the discretion of the Committee, in Shares previously acquired by the Optionee (including Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate), provided that, if such Shares were acquired through exercise of an ISO, such Shares have been held by the Optionee for a period of not less than the holding period described in section 422(a)(1) of the Code on the date of exercise, and that, in any case, such Shares have been held by the Optionee for the requisite period of time necessary to avoid a charge to the

Corporation's earnings for financial reporting purposes and adverse accounting consequences to the Company with respect to the Option; (iii) in the discretion of the Committee, in any combination of (i) and (ii) above; or (iv) in the discretion of the Committee, by delivering a properly executed notice of exercise of the Option to the Corporation and a broker, with irrevocable instructions to the broker to deliver to the Corporation on the settlement date the amount of sale proceeds necessary to pay the exercise price of the Option.

         If the applicable Agreement so provides, at the request of the Optionee, the Corporation shall loan the Optionee, upon exercise of an Option, an amount not in excess of the sum of (i) 100% of the exercise price of the Shares subject to that portion of the Option being exercised and (ii) any taxes due upon exercise of said portion of the Option. The Optionee shall furnish to the Corporation the Optionee's personal, negotiable promissory note for the loan, bearing interest at a rate prescribed by the Committee (but not less than the lowest rate which will avoid imputation of interest under section 7872 of the Code) and including such other terms as the Committee shall prescribe. Any amounts outstanding under the note shall become due and payable in full upon the termination of the Optionee's employment by the Corporation or any subsidiary. The Optionee shall deliver the optioned Shares, endorsed in blank, to the Corporation, to be pledged to, and held by, the Corporation, as collateral to secure the loan. The Optionee shall remain personally liable to the Corporation or the Corporation's transferee for the repayment of said note. When the entire amount of the loan is repaid in cash or its equivalent, the Corporation shall deliver all certificates for Shares for which payment in full has been made to the Optionee.

         (d) Cash-Out Option. On receipt of a written notice to exercise, the Committee may, in its sole discretion, elect to cash-out all or part of the portion of the Option(s) to be exercised by paying the Optionee an amount, in cash or Shares, equal to the excess of the fair market value of the Shares over the exercise price (the "Spread Value") on the effective date of such cash-out.

         (e) Replacement Options. The Committee may, in its sole discretion and at the time of the original option grant, authorize the Optionee to receive automatically replacement Options pursuant to this part of the Plan. Any such replacement Option shall be granted upon such terms and subject to such conditions and limitations as the Committee may deem appropriate. Any replacement Option shall cover a number of shares determined by the Committee, but in no event more than the number of shares of the original Option exercised. The per share exercise price of any replacement Option shall equal the then current Fair

Market Value of a Share, and shall have a term as determined by the Committee at the time of grant of the original Option.

         The Committee shall have the right, and may reserve the right in any Option grant, in its sole discretion and at any time, to discontinue the automatic grant of replacement Options if it determines the continuance of such grants to no longer be in the best interest of the Corporation.

         10. Maximum Value of ISOs. The aggregate fair market value of the Shares, determined as of the date of grant, with respect to which ISOs first become exercisable during any calendar year by an Optionee (under this Plan and any other plan of the Corporation or any Parent or Subsidiary) shall not exceed $100,000.

         11. Termination of Employment.

         (a) Except as set forth below, in the event of termination (voluntary or involuntary) for any reason of an Optionee's employment by the Corporation or any subsidiary, all Options granted hereunder to such Optionee, to the extent exercisable on the date of termination, or to any greater extent permitted by the Committee, may be exercised by the Optionee at any time within three months after the date of such termination, provided, however, that in no event shall any Option be exercisable after the expiration of its term.

         (b) If, however, the termination of employment is due to disability (as defined in Section 22(e)(3) of the Code), the Optionee shall have the privilege of exercising the unexercised Option to the extent such Option was exercisable on the date of such termination due to disability, or to any greater extent permitted by the Committee, within one year of such date, provided, however, that in no event shall any Option be exercisable after the expiration of its term.

         (c) If, however, the Optionee dies within three months of termination of employment or the termination of employment is due to the death of the Optionee while in the employ of the Corporation or a subsidiary, the estate of the holder or the person or persons who acquired the right to exercise such Option by bequest or inheritance, shall have the privilege of exercising the unexercised Option to the extent such Option was exercisable on the date of such termination, or to any greater extent permitted by the Committee, within one year of the earlier of the date of termination or the date of death, but in no event shall any Option be exercisable after the expiration of its term.

         (d) If, however, the Corporation terminates the employment of the Optionee for Cause, any Option held by such Optionee shall terminate as of the date the Optionee ceases to be employed by the Corporation, and the Optionee shall automatically forfeit all Shares underlying any exercised portion of an Option for which the Corporation has not yet delivered the share certificates upon refund by the Corporation of the exercise price paid by the Optionee for such Shares.

         (e) Notwithstanding the provisions of subparagraphs 11(a), 11(b) and 11(c) above, the Committee may determine with respect to any NQSO that such NQSO shall terminate at a time later than the expiration of such three-month or one-year periods, as set forth in the Agreement.

         12. Withholding and Use of Shares to Satisfy Tax Obligations.

         (a) Required Withholding. The obligation of the Corporation to deliver Shares upon the exercise of any Option shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Corporation may require the Optionee or other person receiving such Shares to pay to the Corporation the amount of any such taxes that the Corporation is required to withhold with respect to such Options, or the Corporation may deduct from other wages paid by the Corporation the amount of any withholding taxes due with respect to such Options.

         (b) Election to Withhold Shares. If the Committee so permits, an Optionee may elect to satisfy the Corporation's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

         13. Non-Assignability. Each Option granted under the Plan shall be non-transferable by the Optionee except by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by him. Notwithstanding the foregoing, the Committee may provide, at or after grant, that an Optionee may transfer NQSOs pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Committee may determine.

         14. Issuance of Shares and Compliance with Securities Acts. Within a reasonable time after exercise of an Option, the Corporation shall cause to be delivered to the Optionee a certificate for the Shares purchased pursuant to the exercise of the Option. At the time of any exercise of any Option, the Corporation may, if it shall deem it necessary and desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, require the Optionee to represent in writing to the Corporation that it is his then intention to acquire the Shares for investment and not with a view to distribution thereof and that such Optionee will not dispose of such Shares in any manner that would involve a violation of applicable securities laws. In such event, no Shares shall be issued to such holder unless and until the Corporation is satisfied with such representation. Certificates for Shares issued pursuant to the exercise of Options may bear an appropriate securities law legend.

         15. Rights as a Stockholder. An Optionee shall have no rights as a stockholder with respect to Shares covered by his Option until the date of the issuance or transfer of the Shares to him and only after the exercise price for such Shares is fully paid either in cash, by the withholding or delivery of Shares, or by the delivery of a promissory note pursuant to Section 9 hereof. No adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

         16. Stock Adjustments. In the event of a reorganization, recapitalization, change of shares, stock split, or spinoff, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as it, in its sole discretion, deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by grants made under the Plan or in the purchase prices of outstanding Options, and such adjustments shall be effective and binding on the Optionee and the Corporation for all purposes of the Plan, provided, however, that no such adjustments shall be made to any ISO without the Optionee's consent if such adjustment would cause such ISO to fail to qualify as such under Section 422 of the Code.

         In the event of a corporate transaction (as that term is described in Section 424(a) of the Code and the Treasury Regulations issued thereunder as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), each outstanding Option shall be assumed by the surviving or successor corporation, provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options if it determines that such termination is in the best interests of the Corporation. If the Committee decides to terminate outstanding Options, the Committee shall give each Optionee holding an Option to be terminated not less than seven days' notice prior to any such termination by reason of such a corporate transaction, and any such outstanding Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to and including the date immediately preceding such termination. Notwithstanding the preceding sentence, as provided in Section 9 hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.


         17. Adoption by Board and Approval by Stockholders. This Plan becomes effective on February 18, 1993 (the date the Plan was adopted by the Board), provided, however, that if the Plan is not approved by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Options granted hereunder shall be null and void and no additional Options shall be granted hereunder.

         18. Termination and Amendment of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate on, and no Options shall be granted hereunder after, February 18, 2003. The Board shall have the power at any time, in its discretion, to amend, abandon or terminate the Plan, in whole or in part, provided that no such action shall affect any Options theretofore granted and then outstanding under the Plan. Nothing contained in this Section 18, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on February 18, 2003, which by their terms extend beyond such date.

         The Board may amend or terminate the Plan at any time or from time to time, but no amendment or termination shall be made which would impair the rights of an Optionee under an Option theretofore granted without the Optionee's consent; and provided, further that the Board shall not amend the Plan without stockholder approval if such approval is required pursuant to the Code or the rules of any national securities exchange or over-the-counter market on which the Corporation's Shares are then listed or included.

         19. Interpretation. A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Options shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Optionee, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Corporation and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

         20. Governing Law. With respect to any ISOs granted pursuant to the Plan and the Agreements thereunder, the Plan, such Agreements and any ISOs granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, the Agreements and any Options granted thereunder.

         21. Rule 16b-3 Compliance. Unless an Optionee could otherwise transfer Shares issued hereunder without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of grant of an Option to the date of disposition of the Shares issued upon exercise of the Option.

PROXY


                             COMPUCOM SYSTEMS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

o appoint Edward R. Anderson and M. Lazane Smith, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 13, 1999, and at any adjournments of that meeting,

o authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

o    revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE AMENDMENT TO THE 1993 STOCK OPTION PLAN AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.


                              FOLD AND DETACH HERE

                                                        Please mark
                                                        your votes as  |X|
                                                        indicated in
                                                        this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS            FOR          WITHHELD
                                                 FOR ALL
                                    |_|            |_|

Nominees:
Edward R. Anderson
Michael J. Emmi
Richard F. Ford
Delbert W. Johnson
John D. Loewenberg
Thomas C. Lynch

John C. Maxwell, III
Warren V. Musser
Anthony J. Paoni
Edward N. Patrone
Harry Wallaesa



                                        FOR       WITHHELD       ABSTAIN
2. AMENDMENT TO THE 1993 STOCK          |_|         |_|            |_|
   OPTION PLAN TO INCREASE THE
   NUMBER OF SHARES AUTHORIZED
   FOR ISSUANCE.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST.


Signature(s)___________________________________________________________________
Date: ____________________, 1999

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. If shares are jointly owned, you must both sign. Include your full title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.


                              FOLD AND DETACH HERE


                             Your vote is important,
                   regardless of the number of shares you own.

         Whether or not you plan to attend the meeting in person, please complete, date and sign the above proxy
           card and return it without delay in the enclosed envelope.


[COMPUCOM LOGO]